UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2011

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As has been previously disclosed, Circle Entertainment Inc. (the "Company") has been a nominal defendant in a derivative lawsuit filed on April 28, 2010 by stockholders The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P. (collectively, "Huff") on behalf of the Company in the New York Supreme Court in Manhattan, New York (Index No. 650338-10) against the Company’s directors Harvey Silverman, Michael J. Meyer, John D. Miller, Robert Sudack, Paul C. Kanavos and Robert F.X. Sillerman for breach of fiduciary duty, and against Mr. Kanavos and Brett Torino, a stockholder and former officer of the Company, for usurpation of a corporate opportunity.

The Company filed a motion to dismiss the lawsuit on July 16, 2010 and after various responsive filings and oral arguments before the Court during the fourth quarter of 2010, on May 24, 2011, as disclosed in the Company’s Current Report on Form 8-K dated May 24, 2011, the Court ruled on the Company’s motion to dismiss the lawsuit as follows:

• the Court dismissed the derivative action against the Company’s directors without prejudice and granted Huff leave to serve and file an amended compliant with specific facts as to such derivative action within 30 days after service of the Court’s ruling on Huff’s counsel;

• the Court dismissed the usurpation of a corporate opportunity action against Mr. Torino with prejudice for which Huff has 30 days to serve and file a notice of appeal as to this portion of the Court’s ruling; and

• the Court did not dismiss the usurpation of a corporate opportunity action against Mr. Kanavos.

Reference is made to the Company’s Current Report on Form 8-K dated May 24, 2011 for more information regarding the Court’s ruling.

On June 27, 2011, Huff timely filed an amended complaint and a notice of appeal for the portion of the Court’s ruling relating to dismissal of the action against Mr. Torino.

In its amended complaint, Huff added Mitchell J. Nelson, the Company’s General Counsel and Executive Vice President, as a new defendant as well as LIRA Property Owner, LLC, LIRA LLC, BPS Partners, LLC and BPS Parent, LLC, entities owned and controlled by Messrs. Sillerman, Kanavos and Torino (the "Insiders"), as new defendants and alleges, as it did in its original complaint, that the shareholder derivative and the direct actions are based on (i) the Company’s former Las Vegas subsidiary entry into the lock-up and plan support agreement dated October 30, 2009 (the "Lock-Up Agreement") and the Lock-Up Agreement’s contemplated transfer of the Las Vegas subsidiary’s Las Vegas property to the Insiders through a sale to LIRA Property Owner LLC and LIRA LLC (collectively, "LIRA") and (ii) the Insiders’ purchase through BPS Partners, LLC and BPS Parent, LLC (collectively, "BPS") of real property contiguous to the Las Vegas property (the "Contiguous Property Transaction").

In addition to adding such new defendants, Huff increased the number of counts in its amended complaint to 11 from 2 in its original complaint. The counts in the amended complaint are summarized as follows:

• Count 1 is a derivative claim against the Insiders and the non-officer directors for breach of fiduciary duty in committing acts of disloyalty, bad faith, usurpation of corporate opportunity, and self-dealing based on the Lock-Up Agreement and failure to make an informed and independent business judgment concerning the Huff’s debt restructuring proposals;

• Count 2 is a derivative claim against the Insiders and the non-officer directors for aiding and abetting the breach of fiduciary duty;

• Count 3 is a derivative claim against LIRA for usurpation of the opportunity to renegotiate the debt and take control of the Las Vegas property;

• Count 4 is a derivative claim against Messrs. Sillerman, Kanavos and Nelson for the same breach of fiduciary duty in diverting the opportunity for the Contiguous Property Transaction and for concealing the opportunity. This count further alleges against Kanavos and Nelson for participating in the purchase and alleging that the Contiguous Property Transaction was a corporate opportunity for the Company;

• Count 5 is a derivative claim against BPS and Mr. Torino for aiding and abetting the breach alleged in Count 4;

• Counts 6 and 7 are derivative claims against the Insiders, Mr. Nelson and BPS for unjust enrichment and conversion relating to the Contiguous Property Transaction;

• Count 8 is a derivative claim against the Insiders and Mr. Nelson for fraud and failure to disclose the opportunity for the Contiguous Transaction and the financing available;

• Count 9 is a derivative claim against the Insiders, Mr. Nelson and BPS for imposition of a constructive trust on the Contiguous Property Transaction so the Insiders and Nelson do not benefit;

• Count 10 is a direct claim against all the defendants for breach of fiduciary duty, aiding and abetting such breach, unjust enrichment, fraud and a constructive trust; and

• Count 11 is a derivative claim against Mr. Torino for breach of fiduciary duty (a restatement of the previously dismissed claim that Huff has appealed for the purpose of reserving rights).

In its amended complaint, Huff requests among other relief: (a) awarding damages in an amount to be proven at trial, (b) punitive damages, (c) the defendants to be precluded from sharing any damages awarded from their own culpability, (d) a constructive trust over the real property comprising the Contiguous Property Transaction, and (e) appointing a temporary receiver to take control of the Company’s assets, business and affairs.

The Company believes the amended complaint is without merit and intends to vigorously defend against it.

The following description of Huff’s amended complaint does not purport to be complete and is qualified in its entirety by reference to the amended complaint which is available at https://iapps.courts.state.ny.us/fbem/DocumentDisplayServlet?documentId=tirVQewp3WtcwZHyIixAYw==&system=prod.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

July 1, 2011	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary